UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2018

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 — Corporate Governance and Management

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 13, 2018, the Regulatory, Compliance and Public Policy Committee of the Board of Directors of American International Group, Inc. (the “Company”) approved amendments to the Company’s Director, Officer and Senior Financial Officer Code of Business Conduct and Ethics (the “Code”). The primary changes to the Code include the amendment of the definition of “officer” and “senior financial officer” to further clarify the individuals covered by the Code. The revised Code also requires senior financial officers to review and analyze proposed disclosures for completeness. The foregoing summary of the amendments to the Code is qualified in its entirety by reference to the full text of the Code, as so amended, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the amended Code is also posted on the Leadership and Governance section of the Company’s website at: www.aig.com/content/dam/aig/america-canada/us/documents/corp-governance/coc-do-sfo.pdf. Information contained on the Company’s website or that can be accessed through the Company’s website is not incorporated by reference into this Current Report on Form 8-K. Reference to the Company’s website is made as an inactive textual reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

14.1	Director, Officer and Senior Financial Officer Code of Business Conduct and Ethics.

EXHIBIT INDEX

Exhibit No.	Description

14.1	Director, Officer and Senior Financial Officer Code of Business Conduct and Ethics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: March 14, 2018	By:	/s/ James J. Killerlane III
Name: James J. Killerlane III Title: Associate General Counsel and Assistant Secretary